Certification Pursuant to Rule 30a-2(b) under the 1940 Act and Section 906 of the Sarbanes-Oxley Act

I, David M. Spungen, President of Hillview Investment Trust II (the “Registrant”), certify that:

1. The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:	September 6, 2005	/s/ David M. Spungen
David M. Spungen, President
(principal executive officer)

I, Joseph A. Bracken, Treasurer of Hillview Investment Trust II (the “Registrant”), certify that:

1. The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:	September 6, 2005	/s/ Joseph A. Bracken
Joseph A. Bracken, Treasurer
(principal financial officer)